CHAPMAN & FLANAGAN, LTD.
                   A Professional Legal Corporation


Daniel G. Chapman                                    Herbert M. Jacobi*
Sean P. Flanagan                                         Of Counsel
                                                       * Not licensed
                                                         in Nevada


                            August 27, 2001

Board of Directors
Bach-Hauser, Inc.
1221 W. Pacific Coast Hwy., #329
Newport Beach, CA 92663

Gentlemen;

We have acted as special securities counsel for Bach-Hauser, Inc., a Nevada corporation (the "Company"). You have requested our opinion in connection with the registration by the Company of 2,015,000 shares (the "Shares") of its common stock to be issued pursuant to a registration statement on Form S-8 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.
(Such registration statement, as amended or supplemented is hereinafter referred to as the "Registration Statement.") The Shares are to be issued under the Company's Legal Services Plan (the "Plan").

You have advised that:

  1.The Company is current in its reporting responsibilities to the Securities and Exchange Commission as mandated by the Securities Exchange Act of 1934, as amended

  2.The following individuals have acted and will continue to act as legal counsel and consultants to the Company.

        * Sean P. Flanagan      *    Haunani Magalianes
        * Daniel G. Chapman     *    David E. Schild
        * Sandy Maini           *    Louie Sopov
        * Deborah K. Talbert

  3.In their capacities as legal counsel and consultants, the above-named individuals have provided bona-fide services to the Company which are not in relation to the offer or sale of securities in a capital-raising transaction, and which did not either directly or indirectly promote or maintain a market for the Company's securities.

  4.The Company has agreed to issue its common stock to the above-named individuals as compensation for their services on behalf of the Company.

  5.The shares to be issued to these individuals are pursuant to corporate resolution and the approval of the Board of Directors of the Company. These shares shall be registered pursuant to a Registration Statement on Form S-8 and may be issued without restrictive legend.


Chapman & Flanagan, Ltd.
Attorneys at Law

Board of Directors

August 27, 2001
Page -2-

We have read such documents as have been made available to us. For purposes of this opinion, we have assumed the authenticity of such documents.

Based on the accuracy of the information supplied to us, it is our opinion that the Company may avail itself of a Registration Statement on Form S-8, and is qualified to do so. Further, subject to the limitation set forth in the Company's Articles of Incorporation with respect to the maximum number of shares of common stock that the Company is authorized to issue, and assuming that the Shares will be issued as set forth in the Plan and the Registration Statement, at a time when effective, and that the Company will fully comply with all applicable securities laws involved under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant to said Acts, and in those states of foreign jurisdictions in which the Shares may be sold, we are of the opinion that, upon proper and legal issuance of the Shares and receipt of the consideration to be paid for the Shares, the Shares will be validly issued, fully paid and nonassessable shares of common stock of the Company.

Further, with respect to the issuance of the shares to the individuals set forth in paragraph 2 above, we are of the opinion that those persons are eligible participants in the Plan and may be issued shares of the Company's Common Stock registered on the Company's Registration Statement on Form S-8 without restriction on transfer or restrictive legend.

This opinion does not cover any matters related to any re-offer or re-sale of the Shares by any Plan participants, once properly and legally issued pursuant to the Plan as described in the Registration Statement.

We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion and consent may be incorporated by reference in a subsequent registration statement on Form S-8 filed pursuant to Rule 462(b) under the Act with respect to the registration of additional securities issuable under the Plan.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Nevada or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you pursuant to the applicable rules and regulations promulgated under the Act in connection with the filing of the Registration Statement.

                                        Sincerely,

                                        /s/ Chapman & Flanagan, Ltd.
                                        Chapman & Flanagan, Ltd.